Exhibit 99.5

NOTE:  THROUGHOUT THIS DOCUMENT, CERTAIN CONFIDENTIAL MATERIAL CONTAINED HEREIN HAS BEEN OMITTED AND HAS BEEN SEPARATELY FILED WITH THE COMMISSION.  EACH PLACE WHERE SUCH AN OMISSION HAS BEEN MADE IS MARKED WITH AN [***]

MEMORANDUM OF AGREEMENT

THIS MEMORANDUM OF AGREEMENT (“MOA”) is entered into and effective as of February 4, 2011 (the “Effective Date”), by and between UNIVERSAL DISPLAY CORPORATION (“UDC”), with a place of business at 375 Phillips Blvd., Ewing, New Jersey 08618, U.S.A.; and MOSER BAER TECHNOLOGIES INC. (“MBT”), with a place of business at 5450 Campus Drive Suite 200, Canandaigua, New York 14424-8207.  Hereinafter, UDC and MBT are sometimes referred to as each a “party” and collectively the “parties.”

Background

There is now great interest in using organic light emitting diodes (“OLEDs”) as a unique form of energy-efficient “green” lighting.  Their thin form factor, appealing light quality and high efficiency make OLEDs ideal for lighting applications.  For OLEDs to be adopted rapidly, manufacturers need to demonstrate that they can be produced cost effectively and the necessary infrastructure to support their production needs to be developed.

UDC owns or exclusively licenses a broad array of patents relating to OLEDs for use in lighting and other applications.  UDC also has developed valuable technical expertise and proprietary know-how relating to the manufacture of long-lived, highly efficient phosphorescent OLED devices.  UDC is recognized around the world as the leading phosphorescent OLED technology company and supplier of proprietary Universal PHOLED™ phosphorescent OLED materials.

UDC has an extensive history and an ongoing productive relationship with the United States Department of Energy (the “DOE”) for OLED lighting technology research and product development.  UDC also has longstanding relationships with various entities in the United States, Europe, Japan, Korea, Taiwan and elsewhere, which entities have expressed a strong interest in entering the OLED lighting market.

UDC is currently exploring various approaches to licensing its OLED technology and supplying its proprietary phosphorescent OLED materials to OLED lighting product manufacturers.  In addition, UDC plans to use its technical expertise in the area of designing OLED lighting panels to work closely with lighting integrators and others to facilitate the adoption of novel OLED lighting products, particularly in the North American market.  UDC believes that it can leverage its expertise to accelerate the adoption of OLEDs for lighting by providing the industry with OLED design solutions for fixtures that incorporate the UDC technology and materials.

UDC/MBT Confidential

Moser Baer India Ltd. (“MBI”) is a leading manufacturing company with proprietary expertise in the volume manufacture of various electronic products, including optical storage disks and photovoltaic products.  Seeking to apply and leverage its manufacturing expertise in the OLED lighting market, MBI formed MBT, a wholly-owned U.S. subsidiary, to establish a pilot line facility for the manufacture of OLED lighting products in the United States.  MBT’s personnel have conceived a novel manufacturing line process for the fabrication of cost-effective OLED lighting products.  If this process is successful, MBT may be interested in establishing other manufacturing facilities for OLED lighting products in the United States and elsewhere.

UDC and MBT submitted a proposal to the DOE to receive funding from the U.S. Government for purposes of helping finance the establishment and operation by MBT of a pilot line facility for the production of phosphorescent OLED lighting panels utilizing UDC’s OLED technologies and phosphorescent OLED materials (the “DOE Project”).  UDC and MBT have been selected by the DOE to receive a funding award for the DOE Project, which began on April 15, 2010.

UDC and MBT now wish to enter into a business arrangement covering the DOE Project and related business matters.  This MOA outlines the key terms of that business arrangement, which the parties intend to further describe and refine through separate written agreements to be negotiated in good faith by the parties in the future.

NOW THEREFORE, intending to be legally bound, the parties agree as follows:

The DOE Project and the Pilot Line

1.               As outlined in the funding proposal for the DOE Project, MBT is to design, construct and operate an initial pilot manufacturing line for the manufacture of 150mm X 150mm white phosphorescent OLED (“PHOLED”) lighting panels (the “Pilot Line”).  The Pilot Line will be constructed at a facility located in the United States.

2.               UDC and MBT have entered into a separate Subcontractor Agreement covering MBT’s performance of its DOE Project activities.  As indicated in the Subcontractor Agreement, MBT is responsible for securing all funding necessary for the design, establishment and operation of the Pilot Line (other than the DOE funding).

3.               As part of the DOE Project, UDC is to demonstrate the relevant UDC OLED technology and its UniversalPHOLED materials for use in manufacturing on the scale of the Pilot Line.  This work will be performed at UDC’s facility in Ewing, New Jersey.  UDC is then to work with MBT to implement the UDC technology in the Pilot Line as outlined in the funding proposal for the DOE Project and as described further below under the section entitled Technology Support Program.

4.               The DOE Project period will run for two years concurrent with the DOE funding award.  However, UDC and MBT will discuss and may agree to seek additional DOE funding for other activities related to the DOE Project, which could extend the DOE Project period.

5.               The DOE Project contemplates the future establishment by MBT of a first mass production line for the manufacture of 150mm X 150mm white PHOLED lighting panels that meet certain cost targets (the “First MP Line”).  It is understood that while planning for the First MP Line is part of the DOE Project, construction of the line itself is outside the scope of the DOE Project.  It is also understood that MBT would be responsible for securing all funding necessary for the design, establishment and operation of the First MP Line.

License Grant

1.               UDC and MBT will negotiate in good faith a separate License Agreement under which UDC would grant a royalty-bearing, non-exclusive license to MBT for MBT’s manufacture and sale of OLED lighting products on rigid substrates, both glass or plastic (the “License”).  The License would cover all relevant UDC patents and know-how, and would be non-sublicensable and non-transferable by MBT.  UDC and MBT will use good faith efforts to finalize the License Agreement by [***].

2.               The License will cover the Pilot Line, the First MP Line and other manufacturing lines established by MBT or its “controlled” subsidiaries.  As used herein, “controlled” means ownership of securities representing more than fifty percent (50%) of the voting capital stock of the entity, or of other interests having majority voting rights with respect to the election of the board of directors or similar governing authority of the entity, or of any other power by contract or in any other form which entitles the holder thereof to majority voting rights with respect to management decisions of the entity, but excluding entities established in collaboration with one or more third parties engaged in OLED-related research or conducting OLED-related businesses at the time the collaboration is initiated (each such third party, an “OLED Participant”).  For avoidance of doubt, this exclusion shall not apply to entities [***].

3.               If MBT chooses to establish manufacturing lines which utilize any technology licensed to MBT under the License Agreement outside of [***], UDC shall be afforded [***] in order to ensure adequate protection of UDC’s technologies and proprietary materials.  UDC intends to include substantially the same requirement for [***] outside of these countries in its future license agreements with third parties for the manufacture of OLED lighting products.  Should UDC not do this with respect to one or more countries outside of those listed above, the requirement for [***] shall no longer apply to [***].

Royalty Rates and Royalty Base

1.               The base royalty rate under the License Agreement will be [***] on an OLED Light Source.  If MBT sells a product that includes fewer than all of the elements of an OLED Light Source,

the royalty rate will be adjusted upward to ensure that UDC receives the same revenue as if an OLED Light Source had been sold.

2.               An OLED Light Source is defined as an OLED device, together with the following elements:

a.               encapsulation or packaging materials or coatings for protection of the OLED device,

b.              optical elements, coatings or enhancements added directly to the OLED device for the purpose of affecting or modulating light output from the OLED device,

c.               connectors, contacts or similar components attached to the OLED device and designed to connect the OLED device to an external power supply and/or an external frame,

d.              a supporting external frame around the OLED device designed to stabilize or protect the device during shipment, installation or usage,

e.               thermal elements, coatings, structures or enhancements attached to the OLED device for purposes of reducing, dispersing or modulating the temperature of the OLED device,

f.                 control electronics or circuitry designed or utilized to adjust or correct light emission from the OLED device, and

g.              power conversion components designed to allow the OLED device to operate utilizing an external power source or supply (the power source or supply itself is not part of the OLED Light Source), but excluding any power conversion components integrated into the infrastructure of a building in which the OLED device is or is intended to be utilized.

3.               The proposed product from the Pilot Line is expected to be a 150mm X 150mm OLED device that includes elements (a) through (g) above.  The royalty rate for products containing less than all the elements (a) through (g) above will be determined separately as and when those products are defined.

4.               The royalty rate for a given product sold during a calendar quarter will be discounted based on [***], as follows:

[***]

For clarification, the discount is a percentage discount on the base royalty rate.  For example, if the base royalty rate is [***], applying a royalty rate discount of [***] would yield an effective royalty rate of [***], applying a royalty rate discount of [***] would yield an effective royalty rate of [***], applying a royalty rate discount of [***] would yield an effective royalty rate of [***]; and applying a royalty rate discount of [***] would yield an effective royalty rate of [***].

5.               UDC shall have the right to engage an independent certified public accountant reasonably acceptable to MBT to audit MBT’s records regarding the royalty payments.  UDC shall pay for the audit, except if the audit finds that MBT’s reporting of the royalties due was [***], in which case MBT shall reimburse UDC for its out-of-pocket audit fees and expenses.

License Fee

1.               As additional consideration for the License, MBT will pay UDC a license fee of [***], as set forth in paragraphs 2 through 4 below (the “License Fee”).  There would be additional license fees for licensed products on flexible substrates if MBT is interested in expanding the License to include such products.

2.               The first [***] of the License Fee will be paid by March 31, 2012, or, if sooner, upon the earlier of (a) [***], or (b) any termination of the License.

3.               The second [***] of the License Fee will be paid by March 31, 2013; provided, however, that this portion of the License Fee [***].

4.               The third and fourth [***] of the License Fee will be paid by March 31, 2014 and March 31, 2015, respectively; provided, however, that each such portion of the License Fee [***].

5.               The remaining [***] of the License Fee will be paid only if there is commercial output from the First MP Line.  Payment will be due as follows:  [***] upon [***], and [***] upon [***].  As used herein, “commercial output” means that licensed products from the First MP Line [***].

Material Supply

1.               MBT will utilize only UDC-supplied PHOLED emitters for its manufacture of products used to satisfy any obligations under the DOE Project.  For future DOE projects in which both UDC and MBT participate, MBT will also utilize only UDC-supplied PHOLED emitters for its manufacture of products used to satisfy any obligations under such projects.  UDC may also offer to make certain PHOLED hosts available to MBT, which MBT may also use for its manufacture products.

2.               After the DOE Project period ends, MBT will be free to utilize third-party supplied materials that offer superior product performance for its manufacture of products intended for sale and on which royalties are owed to UDC under the License, provided that the composition of matter of the third-party material is not covered by UDC’s patents in any country inwhich the products are manufactured or sold and provided, further, that MBT will first give UDC reasonable notice and an opportunity to match the quality and/or price of the third-party material.  For clarification, the License will not authorize MBT to manufacture products using any material the composition of matter of which is covered by UDC’s patents in any country in which such products are manufactured or sold unless the material was obtained from UDC.

3.               MBT shall be free to use any third-party phosphorescent emitter materials for internal evaluation purposes only; provided, however, that nothing herein shall authorize MBT to use materials covered by UDC’s composition of matter patents.  MBT agrees to provide reasonable feedback to UDC regarding the performance of white OLED devices that contain such third-party phosphorescent emitter materials (color temperature, LIV and lifetime data) if the devices also contain phosphorescent emitter materials provided by UDC.  If the devices do not also contain phosphorescent emitter materials provided by UDC, MBT agrees to provide such feedback to UDC subject to the limitations of any confidentiality agreement between MBT and the third-party supplier of such materials.

4.               UDC will supply materials (a) directly to MBT’s selected equipment manufacturer for Pilot Line equipment design and testing at the equipment manufacturer’s site, (b) to MBT for equipment testing on-site, process development, pre-manufacturing qualification and sampling to customers at no charge (“Development Work”), and (c) to MBT for use in manufacturing products intended to be sold or otherwise disposed of by MBT for value and on which a royalty will be paid to UDC under the License (“Commercial Products”).

5.               Materials supplied to MBT’s selected equipment manufacturer for Pilot Line equipment design and testing will be provided [***] under a separate three-way non-disclosure or other similar agreement among UDC, MBT and the equipment manufacturer.  Materials provided to MBT for Development Work will be supplied under a separate Technical Cooperation Agreement, which agreement is described further below.

6.               Materials provided to MBT for use in the manufacture of Commercial Products will be supplied under a separate Commercial Material Supply Agreement to be negotiated by UDC and MBT in good faith.  UDC and MBT will use good faith efforts to finalize the Commercial Material Supply Agreement concurrently with the License Agreement.

7.               In addition to samples of new phosphorescent emitter materials provided to MBT as part of the technology support program as outlined below, UDC will provide materials to MBT at no charge under the Technical Cooperation Agreement, as follows:

a.               [***] of emitter materials commercially available from UDC and down-selected by MBT for Pilot Line manufacturing trials; and

b.              Commensurate commercially available host material down-selected by MBT for similar purposes (amounts to be determined on a case-by-case basis based on emitter:host ratio in device structure).

8.               UDC’s pricing for currently available materials provided to MBT for Development Work will be as set forth in Schedule A.

9.               Pricing for materials provided to MBT for the manufacture of Commercial Products would be substantially lower due to payment of a product royalty.  UDC’s commercial material pricing is currently [***] for red and green PHOLED emitters, [***] for blue PHOLED emitters and [***] for host materials (with volume price reductions for host materials so that their pricing is no higher than the pricing of host materials provided in similar volumes for Development Work).  UDC agrees to offer MBT volume-based discounts on this pricing, which will be negotiated in good faith as part of the Commercial Material Supply Agreement.

10.         UDC will to explore manufacturing options that would allow UDC to reduce its pricing in the future for materials for both Development Work and the manufacture of Commercial Products.  The parties shall review and discuss this pricing on an annual basis.

11.         The foregoing pricing quotes and proposed volume discounts and materials to be provided at no charge are subject to MBT purchasing from UDC all of MBT’s requirements for phosphorescent emitter materials for the manufacture of Commercial Products.  UDC reserves the right to change its pricing to MBT if and when MBT ceases purchasing from UDC all of MBT’s requirements for such phosphorescent emitter materials.

12.         MBT understands that certain third-party materials will be required in order for MBT to make and sell OLED lighting products.  UDC will assist MBT in identifying potential suppliers of such materials; however, MBT is solely responsible for entering into agreements with the suppliers of and paying for all such third-party materials.

The OM&T Collaboration

1.               UDC has separately entered into a Collaboration Agreement with OM&T B.V. (“OM&T”), a subsidiary of MBI, under which UDC has agreed to perform certain work relating to the application of UDC’s white PHOLED technology to OM&T’s lighting substrates.  The period for performance of work on this program (the “OM&T Program”) will begin on the Effective Date and continue through [***].

2.               UDC is to be reimbursed for its costs and reasonable out-of—pocket expenses in performing work on the OM&T Program (“Total Costs”), as actually incurred.  Total Costs shall not exceed a maximum amount of [***] without prior written authorization by OM&T.  UDC will notify OM&T prior to performing any requested OM&T Program work that would cause Total Costs to exceed the maximum authorized amount.  UDC has no obligation to perform any work that would cause its Total Costs to exceed the maximum authorized amount.  Payment of these costs and expenses to UDC is to be handled as described further below.

3.               All costs and expenses incurred by UDC under the OM&T Program will be charged by UDC according to principles outlined in Schedule B, as and when such costs and expenses are actually incurred.

4.               UDC will receive a credit for these costs and expenses, which UDC will be entitled to apply against the purchase of panel output from MBT for UDC or its customers, as discussed further below.  However, in the event that MBT fails to perform any of its material obligations respecting any matter covered by this MOA, UDC will have the right to demand from MBT an immediate cash payment of the unused portion of the credit.  This shall be in addition to, and not in lieu of, any other rights or remedies that may be available to UDC for MBT’s failure to perform such obligations.

5.               UDC’s ability to apply the credit will begin during the quarter that panels from the Pilot Line are available for purchase.  UDC may utilize up to [***] of the credit amount each year.  Any amount remaining unused as of [***] will expire and be automatically forfeited at such time.

Technology Support Program

1.               UDC and MBT will use good faith efforts to finalize a Technical Cooperation Agreement by [***].  The Technical Cooperation Agreement will encompass a technology support program between UDC and MBT that will date back to April 15, 2010 and will continue through [***].  UDC would perform its technical support work for the DOE Project under the Technical Cooperation Agreement.  Under the Technical Cooperation Agreement, UDC would also:

a.               periodically update MBT on technology developments, including updated device data and device structures, and new UDC panel designs when available, which technology shall be deemed to be included within the technology licensed to MBT under the License Agreement;

b.              provide updated technology process documents when available;

c.               provide samples of promising new OLED materials to MBT for evaluation (including [***] of new phosphorescent emitter materials for initial evaluation);

d.              use reasonable efforts to achieve the goals outlined in the technology support program roadmap attached hereto as Schedule C, including [***];

e.               host MBT technical team members at UDC for consultation visits [***]; and

f.                 send UDC technical team members to MBT for consultation visits [***].

2.               MBT will pay UDC a technology support program fee of [***].  The fee will be paid in [***] equal installments of [***], with installment payments due by June 30 and December 31 of each year, beginning with [***] and through and including [***].

3.               For installment payments of the fee made in [***].

4.               From time to time during the term of the Technical Cooperation Agreement, MBT may request that UDC perform additional development work.  In such event, the parties will discuss in good faith the work that would be performed and the separate fees, if any, payable to UDC for its performance of this work.  The parties would then negotiate in good faith a written amendment to the Technical Cooperation Agreement to cover any such agreed-upon work.

5.               UDC shall have the right to terminate the technology support program on written notice to MBT if MBT [***].  In the event of such a termination, MBT’s obligation to pay any then-unpaid installments of the technology support program fee shall [***].  Prior to termination under this section, UDC shall provide MBT with 60 days’ prior written notice. During that 60-day period, the parties will confer and consider in good faith whether UDC’s concerns can be accommodated without termination.  If no accommodation is reached, the technology support program shall terminate in accordance with UDC’s earlier notice.

6.               UDC intends to include substantially the same requirement regarding [***] in its future agreements with third parties for the conduct of similar technology support programs.  Should UDC not do this, [***].

Intellectual Property Rights

1.               As between the parties, all inventions, copyrightable materials and proprietary know-how arising from work performed under the DOE Project, the OM&T Program or the Technical Cooperation Agreement, together with any associated patents or patent applications (or individual claims thereof) or other intellectual property rights based thereon (collectively, “Project IP”), will be owned as follows:

a.               Project IP conceived, developed or reduced to practice jointly by the researchers of both parties, including through discussions or exchanges of Confidential Items by the parties (collectively, “Joint Project IP”), shall be owned jointly by both parties, with neither party having any obligation of accounting to the other or being required to obtain any additional consents from the other in relation to its practice, use or other exploitation or transfer thereof.

b.              Project IP conceived, developed or reduced to practice solely by the researchers of one party, and which are based on the independent efforts of that party (collectively, “Sole Project IP”), shall be owned solely by UDC if such researchers are working on behalf of UDC or its affiliates, and by MBT if such researchers are working on behalf of MBT or its affiliates.

c.               It is understood that UDC will be providing MBT with technology that includes UDC’s proprietary and confidential information and know-how for the fabrication of phosphorescent OLED devices, including UDC’s recommendations for materials and device structures, as well as UDC’s methods of substrate preparation, cathode selection and deposition, encapsulation and packaging.  It is also understood that MBT may choose to utilize the recommendations of UDC, or MBT may choose to apply its own, independent technologies and processes to accomplish certain of these fabrication steps.  For clarification and notwithstanding the foregoing, any new Project IP based on or derived from the independent technologies and processes utilized by MBT will be treated as Sole Project IP of MBT, and any new Project IP based on or derived from UDC’s recommendations will be treated as Joint Project IP of MBT and UDC.

d.              It is further understood that under their collaboration, MBT will be responsible for conducting [***] and UDC will be responsible for conducting [***].  As a result and notwithstanding the foregoing, any Project IP relating to [***] will be treated as Sole Project IP of MBT, and any Project IP relating to [***] (which, for purposes of this paragraph, shall not include [***]) will be treated as Sole Project IP of UDC.

2.               The parties agree that the intellectual property rules described above are to be applied generally to all work activities under their business arrangement, except as may otherwise be agreed in writing.  Concurrent with execution of the Technical Cooperation Agreement, the parties will amend the Collaboration Agreement for the OM&T Program to modify the intellectual property rules of such agreement so as to render them consistent with the rules described above.

3.               MBT has filed for a patent claiming [***].  UDC may desire license rights under this patent and its progeny, or under other manufacturing IP solely owned by MBT or its affiliates.  In such event, the parties will in good faith negotiate a separate license agreement under which UDC would be granted these rights and MBT would receive consideration for the license grant.  Any license to UDC for this IP would be on fair and reasonable terms, including compensation to MBT to be agreed upon, and would include rights to sublicense this manufacturing IP to third parties.

4.               MBT understands that license rights in addition to the License may be required from third parties in order for MBT to make and sell OLED lighting products.  MBT is solely responsible for securing and paying for all such third-party license rights.  UDC agrees to discuss with MBT any such license rights known by UDC to be required for the specific OLED lighting products that UDC assists MBT in designing and fabricating.

Market Development and Sales Activities

1.               Both parties recognize that substantial market development activities will need to occur in order to educate lighting integrators and end users about OLED lighting products.  In addition, technical expertise will be required to design panels that meet customer requirements (panel layout, performance requirements such as luminance, uniformity, color temperature, etc.).  Initial activities may include the sampling of products to customers, product exhibitions and demonstrations and a press and marketing and sales campaign.  In conducting any such activities, MBT will highlight the fact that its OLED panels utilize UDC’s PHOLED technology and materials.

2.               Each party recognizes the advantages of coordinating their market development activities for the OLED lighting product market.  UDC and MBT also agree that they should work together to facilitate product sales into this market.  Accordingly, UDC and MBT will in good faith negotiate a separate Marketing and Sales Agreement to address their respective market development and sales activities in greater detail.  UDC and MBT will use good faith efforts to finalize the Marketing and Sales Agreement concurrently with the License Agreement.

3.               UDC and MBT will use good faith efforts to conduct regular planning meetings that are to be attended by senior business and technical personnel of each party.  At these meetings, the parties will update each other on their respective market development and sales activities, plan joint marketing activities and customer sales calls where appropriate, discuss product design and performance requirements, and address such other matters as are pertinent to the parties’ business arrangement.

Panel Sampling and Sales

1.               The Marketing and Sales Agreement will include provisions respecting the ability of UDC to obtain access to OLED lighting panels from the Pilot Line, the First MP Line and future manufacturing lines.  This will include sample panels provided to UDC [***], as discussed further below.

2.               MBT will make sample panels from the Pilot Line and future manufacturing lines available to UDC for customer sampling and demonstration purposes [***].  Unless otherwise agreed, quantities will not exceed [***] panels per year (minimum size of 150mm X 150mm) through [***], or, if sooner, [***].  If the per year limit is not reached in any year, the remaining amount of sample panels will be made available in subsequent years, through [***].  MBT’s obligation to make sample panels available to UDC [***] will end as of [***].

3.               UDC may request to purchase additional sample panels from MBT for customer sampling and demonstration purposes.  MBT will reasonably prioritize UDC’s orders for such sample panels, and will offer UDC MFN pricing for such panels, as outlined in Schedule D attached hereto.

4.               UDC may also work with MBT to solicit customers for the purchase of custom panels manufactured by MBT.  In such event, UDC will work with the customer and MBT to determine specifications for these custom panels.  UDC will be given an option to purchase the custom panels from MBT for resale to the customer, again at MFN pricing as outlined in Schedule D.

5.               If panels are sold directly by MBT to customers solicited by UDC, MBT agrees that the pricing charged to these customers will be at least [***] than the pricing offered to UDC for such panels, unless [***].  MBT and UDC will conduct annual review meetings to discuss whether this [***] should be adjusted based on current market conditions.

Miscellaneous

1.               Each party agrees to be fair and reasonable in negotiating the remaining financial and other terms of the agreements and other arrangements described above in this MOA.  In such negotiations, each party agrees to take into consideration the nature of the overall business arrangement between the parties and the full scope of the value and benefits afforded to each party thereunder.

2.               The term of this MOA shall commence upon the Effective Date and shall continue until terminated by either party as permitted hereunder.

3.               UDC will offer MBT an MFN guaranty on the financial terms of this arrangement [***] through [***] (the “MFN Period”).  Accordingly, if UDC, within the MFN Period, enters into any agreement or series of related agreements (other than in the settlement of litigation or other adversarial proceedings) affording a third party not previously licensed by UDC substantially the same rights and licenses as those contemplated under this MOA, and if the financial terms of UDC’s agreement(s) with the third party, when taken as a whole, are more favorable to the third party than the financial terms of this MOA, UDC will offer MBT the same financial terms that were agreed to with the third party, said offer to be on a prospective basis and without repayment of any amounts previously paid or owed to UDC.  Upon MBT’s request during the final year of the MFN Period, UDC will enter into discussions with MBT regarding [***].

4.               At MBT’s written request on an annual basis during the MFN Period, UDC will certify to MBT whether or not [***].  MBT shall have the right to engage an independent certified public accountant reasonably acceptable to UDC to audit UDC’s records regarding the MFN guaranty certification.  MBT shall pay for the audit, except if the audit finds that UDC’s MFN guaranty certification was [***], in which case UDC shall reimburse MBT for its out-of-pocket audit fees and expenses.

5.               This MOA may be terminated upon mutual written agreement of the parties.  In addition, this MOA may be terminated by either party on written notice to the other party in the event that (a) the other party breaches any material term or condition of this MOA and fails to cure the breach within 60 days following written notice thereof by the terminating party; or (b) the other party is declared bankrupt or insolvent, creates or permits a general assignment for the benefit of its creditors or is dissolved.  Any termination of this MOA shall be in addition to, and not in lieu of, any other rights or remedies that may be available to a party, at law or equity.

6.               Except as set forth herein, this MOA shall be governed by the terms of the Mutual Non-Disclosure Agreement between UDC and MBT effective as of July 12, 2010 (the “MNDA”).  In the event of any inconsistency between this MOA and the MNDA, the terms of this MOA shall be controlling.  Capitalized terms used herein without definition shall have the meanings ascribed to them in the MNDA.

7.               This MOA and the arrangements contemplated hereunder are non-exclusive, and each party shall be free to enter into similar arrangements with other parties, or to conduct such activities on its own.

Agreed to by the duly authorized representative of each party as follows:

Moser Baer Technologies Inc.		Universal Display Corporation

By:	/s/ G. Rajeswaran	By:	/s/ Steven V. Abramson

Name:	G. Rajeswaran	Name:	Steven V. Abramson

Title:	CEO	Title:	President

Date:	February 4, 2011	Date:	February 4, 2011

SCHEDULE A

Pricing for Currently Available Materials

[***]

SCHEDULE B

Cost and Expense Principles

1.               Rates used to calculate direct labor will represent actual hourly rates for employee assigned to the Program.  Escalation rates will be applied to these employees based on their anniversary dates and average hourly rates for classes identified as of 01/01/11, adjusted on a prorated escalation basis @ [***] (projected 2011).

2.               Fringe Benefits are calculated as a percentage of Salaries.  Actual rate billed in 2010 was [***].  UDC will use [***] for the purposes of this Program.

3.               Overhead costs are calculated as a percentage of Total Direct Labor and Fringe Benefits.  Actual rate billed in 2010 was [***].  UDC will use [***] for the purposes of this Program.

4.               General & administrative (G&A) Costs are calculated as a percentage of Total Direct & Indirect costs, excluding Subcontracts.  Actual rate billed in 2010 was [***].  UDC will use [***] for the purposes of this Program.

5.               Reasonable out-of-pocket expenses include, among other items, materials, shipping charges and approved travel and lodging costs.

SCHEDULE C

Technology Support Program Roadmap

Under the Technology Support Program (TSP), UDC and MBT will work together to improve the performance of the OLED lighting panels being produced by MBT in its manufacturing facilities. UDC will be responsible for improvements related to [***], while MBT will be responsible for [***].

The Table below represents the key performance objectives of our joint OLED lighting panel performance roadmap. This non-binding joint roadmap will be updated on an annual basis as part of the TSP, and serves to define projected panel performance improvements over time. It is understood that achieving this roadmap is a shared responsibility, as outlined above. The performance outlined in the Table will be demonstrated on panels made at UDC on MBT substrates.

[***]

SCHEDULE D

OLED Lighting Product — MFN Pricing Principle & Procedure

1.               An OLED lighting panel (“Panel”) is defined as an encapsulated device without attached i) electrical connection(s), ii) drivers, iii) optical and/or iv) mechanical elements.

2.               An OLED lighting module (“Module”) is defined as a complete product with attached i) electrical connection(s), ii) drivers, iii) optical and/or iv) mechanical elements; the attachment of such additional elements being collectively known as the back-end process.

3.               MBT will be free to price products on a negotiated basis for all its customers.

4.               For customers, to whom there would be an MFN commitment, similar transfer price shall be provided to all such customers (“MFN Customer”) purchasing similar volumes of Panels of the same size with equivalent characteristics, quality standard and made from standard production processes at the factory.  Standard Module products from MBT (“Company”) incorporating standard Panels will be known as reference products (“Reference Products”).  However, the Module transfer price varies with differences between specifications of the back-end process, the quality standard, the packaging specification, and the level of customization versus standard products.

5.               The price of each individual Module shall take into account the variations in manufacturing costs as a result of product specifications, yield, back-end processes, quality standard and packaging.  The Company shall offer a good faith quotation (“Quotation”) as soon as it receives an inquiry from a MFN Customer and shall determine the final transfer price (“Final Transfer Price”) by the time of product shipment.  The Quotation for each Module shall be based on the Reference Product price for MFN Customers with adjustments for projected variations as described in the first sentence of this No. 5.  The Quotation shall be re-calculated through trial production and may be revised in accordance with this Pricing Procedure.

6.               Each Final Transfer Price mentioned in No. 5 may not be more than [***] above initial Quotation price, unless mutually agreed by the Company and the MFN Customer.

7.               Ex-works (of the Company factory) shall apply to transactions in this pricing procedure (“Pricing Procedure”).  Other delivery terms may be made available to MFN Customers with reasonable price adjustments (based on changes in delivery costs incurred by the Company).

8.               This Pricing Procedure may be amended by mutual agreement of the parties.